Exhibit (a)(14)
CONSENT OF THE BLACKSTONE GROUP L.P.
We hereby consent to the inclusion of the references to our firm in the Solicitation/Recommendation Statement on Schedule 14D-9 filed by New Valley Corporation (the “Corporation”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the tender offer by Vector Group Ltd. (“Vector”), through its wholly-owned subsidiary, VGR Holding Inc. (together with Vector, the “Bidders”), to exchange common stock of Vector for all of the outstanding common stock of the Corporation (other than shares held by the Bidders), as disclosed in a preliminary prospectus and offer to exchange filed on Schedule TO and contained in a registration statement on Form S-4, each as filed by Vector with the SEC on October 20, 2005. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act of the Regulations.
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The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583 5000